EXHIBIT 99.1

News Release

Southern Star Central Corp.

Date:        June 6, 2014

Contact:	Susanne Harris	Gayle Hobbs	Rob Carlton
	Southern Star (financial)	Southern Star (media relations)	Southern Star (media relations)
	(270) 852-4600 susanne.w.harris@sscgp.com	(270) 852-4503 gayle.b.hobbs@sscgp.com	(270) 852-4500 robert.w.carlton@sscgp.com

Owensboro, KY –
Southern Star Central Corp. Announces Pricing of Private Offering of $450 Million of Senior Notes due 2022

Southern Star Central Corp. (the “Company”) announced that on June 5, 2014, it priced the previously announced private offering of $450 million of senior notes due 2022 (the “Notes”). The Notes will have an interest rate of 5.125% per annum and are being issued at a price of 100% of their face value. The closing of the offering of the Notes is expected to occur on June 16, 2014, subject to customary closing conditions. The Company plans to use the net proceeds of the offering to purchase any and all of its outstanding its 6.75% senior notes due 2016 that are tendered pursuant to two previously announced cash tender offers and consent solicitations, to repay borrowings under the Company’s current revolving credit facility, to make a distribution to MSIP-SSCC Holdings, LLC and to pay related transaction fees and expenses. The remaining net proceeds will be used for general corporate purposes, which may include, among other things, the repurchase, redemption or other acquisition of any 6.75% senior notes due 2016 not tendered in the tender offers. Additionally, the Company intends to enter into an amendment and restatement of its current revolving credit facility and Southern Star Central Gas Pipeline, Inc., the Company’s subsidiary, intends to enter into an unsecured term loan facility concurrently with the closing of the Notes offering.
The Notes will be issued in reliance on the exemption from the registration requirements provided by Rule 144A and Regulation S of the United States Securities Act of 1933, as amended (the “Securities Act”). None of the Notes have been registered under the Securities Act or the laws of any state of other jurisdiction and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

EXHIBIT 99.1

This news release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor will there be any sale of any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state other jurisdiction.

About Southern Star Central Corp.
Southern Star Central Corp., headquartered in Owensboro, Kentucky, owns Southern Star Central Gas Pipeline, Inc. (“Central”), an interstate natural gas transportation company in the Midwest and Mid-continent regions of the United States. Southern Star’s pipeline system is composed of approximately 6,000 miles of mainline and branch transmission and storage pipelines located in Colorado, Kansas, Missouri, Nebraska, Oklahoma, Texas and Wyoming. The system serves customers in these seven states, including major metropolitan areas in Kansas and Missouri, which are its main market areas.
Forward-Looking Statements
The information in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify some of the statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: future utilization of pipeline capacity, which can depend on energy prices and the prices for natural gas available on Central’s system, competition from other pipelines and alternative fuels, the general level of natural gas demand, decisions by customers not to renew expiring natural gas transportation contracts, adequate supplies of natural gas, the construction or abandonment of gas customer facilities, weather conditions and other factors beyond Central’s control; operational risks and limitations of Central’s pipeline system and of interconnected pipeline systems; our ability to raise capital and fund capital expenditures in a cost-effective manner; changes in federal, state or local laws and regulations to which Central is subject, including allowed rates of return and related regulatory matters, regulatory disclosure obligations, the regulation of financial dealings between us and our affiliates, and tax, environmental, safety and employment laws and regulations; our ability to manage costs; the ability of Central’s customers to pay for its services;     environmental liabilities that are not covered by an indemnity or insurance; our ability to expand into new markets as well as our ability to maintain existing markets; our ability to obtain governmental and regulatory approval of various expansion projects as well as our ability to maintain and comply with such approvals; the cost and effects of legal and administrative proceedings; the effect of accounting interpretations and changes in accounting policies; restrictive covenants contained in various debt instruments applicable to us and our subsidiaries which may restrict our ability to pursue our business strategies; changes in general economic, market or business conditions; and economic repercussions from terrorist activities and the government’s response to such terrorist activities.
Other factors and assumptions not identified above may also impact these forward-looking statements. The failure of those other assumptions to be realized, as well as other factors, which may or may not occur, may also cause actual results to differ materially from those projected. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.